Exhibit 23
                                                                      ----------


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------



We consent to the inclusion in this Registration Statement on Form 10-SB/A of our audit report dated February 20, 2004, on the financial statements of Sunrise USA, Incorporated, which covered the balance sheets as of December 31, 2003, and the related statements of operation, cash flows, and stockholders' equity for each of the years ended December 31, 2003 and 2002, and for the period from inception (July 22, 1999) to December 31, 2003, appearing in the Registration Statement. We also consent to the reference to our firm as Experts in accounting and auditing.


Denver, Colorado
____________, 2004

                                                          /s/ Comiskey & Company
                                                        PROFESSIONAL CORPORATION